Exhibit 10.42

SUPPLEMENT TO SECURITY AGREEMENT

Supplement No. 1 (this “Supplement”) dated as of December 28, 2006, to the Security Agreement dated as of November 5, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) by each of the parties listed as “Grantors” on the signature pages thereto and those additional entities that thereafter become grantors thereunder (collectively, jointly and severally, “Grantors” and each individually, a “Grantor”) and D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P., as Agent, in its capacity as administrative agent for the Lender Group (together with its successors and assigns, in such capacity, the “Agent”).

WITNESSETH:

WHEREAS, pursuant to that certain Credit Agreement dated of November 5, 2004 (as amended, restated, supplemented or otherwise modified from time to time, including all exhibits and schedules thereto, the “Credit Agreement”) among Imaging Holdings Corp., a Delaware corporation (f/k/a Monotype Imaging Holdings Corp.) (“Parent”), Monotype Imaging Inc., a Delaware corporation (f/k/a Monotype Imaging, Inc.) (“Administrative Borrower”), International Typeface Corporation, a New York corporation (“Typeface” and together with Administrative Borrower, the “Borrowers”), the lenders party thereto (the “Lenders”) and Agent, the Lender Group agreed to make certain financial accommodations available to Borrowers from time to time pursuant to the terms and conditions thereof;

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement and/or the Credit Agreement;

WHEREAS, Grantors have entered into the Security Agreement in order to induce the Lender Group to make certain financial accommodations to Borrowers; and

WHEREAS, pursuant to Section 5.16 of the Credit Agreement, new direct or indirect Subsidiaries of Parent, Borrowers and the other Grantors, must execute and deliver to Agent certain Loan Documents, including the Security Agreement, and the execution of the Security Agreement by the undersigned new Grantor or Grantors (collectively, the “New Grantors”) may be accomplished by the execution of this Supplement in favor of Agent, for the benefit of the Lender Group.

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each New Grantor hereby agrees as follows:

1. In accordance with Section 24 of the Security Agreement, each New Grantor, by its signature below, becomes a “Grantor” under the Security Agreement with the same force and effect as if originally named therein as a “Grantor” and each New Grantor hereby (a) agrees to all of the terms and provisions of the Security Agreement applicable to it as a “Grantor” thereunder and (b) represents and warrants that the representations and warranties made by it as a “Grantor” thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the Secured Obligations, does hereby grant, assign, and pledge to Agent, for the benefit of the Lender Group, a security interest in and security title to all assets of such New Grantor including, without limitation, all property of the type described in Section 2 of the Security Agreement to secure the full and prompt payment of the Secured Obligations, including, without limitation, any interest thereon, plus reasonable attorneys’ fees and expenses if the Secured Obligations represented by the Security Agreement are collected by law, through an attorney-at-law, or under advice therefrom. Schedule 1, “Copyrights,” Schedule 2, “Intellectual Property Licenses,” Schedule 3, “Patents,” Schedule 4, “Pledged Companies,” Schedule 5, “Trademarks,” Schedule 6, “Commercial Tort Claims,” Schedule 7, “Owned Real Property,” and Schedule 8, “List of Uniform Commercial Code Filing Jurisdictions,” attached hereto supplement Schedule 1, Schedule 2, Schedule 3, Schedule 4, Schedule 5, Schedule 6, Schedule 7, and Schedule 8, respectively, to the Security Agreement and shall be deemed a part thereof for all purposes of the Security Agreement. Each reference to a “Grantor” in the Security Agreement shall be deemed to include each New Grantor. The Security Agreement is incorporated herein by reference.

2. Each New Grantor represents and warrants to Agent and the Lender Group that this Supplement has been duly executed and delivered by such New Grantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

3. This Supplement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission shall be as effective as delivery of a manually executed counterpart hereof.

4. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

5. This Supplement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflict of laws principles thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each New Grantor and Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

NEW GRANTORS:	LINOTYPE CORP.

	By:	/s/ Douglas J. Shaw
	Name:	Douglas J. Shaw
Title:

SIGNATURE PAGE OF SUPPLEMENT TO SECURITY AGREEMENT

AGENT:	D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P., a Delaware limited partnership, as Agent

	By:	D. B. Zwirn Partners, LLC, its general partner

		By:	Zwirn Holdings, LLC, its managing member

	By:	/s/ Lawrence Cutler

	Name:	Lawrence Cutler

	Title:	Managing Member

SIGNATURE PAGE OF SUPPLEMENT TO SECURITY AGREEMENT